SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 21, 2001


                                  XTRANA, INC.
               (Exact Name of Registrant as Specified in Charter)


      Delaware                       0-17714                    58-1729436
(State or Other Jurisdiction       (Commission                 (IRS Employer
   of Incorporation)               File Number)              Identification No.)


                          590 Burbank Street, Suite 205
                           Broomfield, Colorado 80020
                    (Address of Principal Executive Offices)

                                 (303) 466-4424
                         (Registrant's Telephone Number)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     As previously reported on November 15, 2001, Xtrana, Inc., a Delaware corporation (the "Registrant") entered into an agreement to sell its Hemostasis business segment to Trinity Biotech plc, an Irish public limited company. On December 21, 2001, the Registrant completed the sale of its Hemostasis business pursuant to the terms of the sale agreement. The total sale price was approximately $6,250,000, which consisted of cash in the amount of $3,658,500, a secured promissory note in the amount of $855,200 (subject to adjustment pursuant to the sale agreement) payable 12 months after the closing date, a secured promissory note in the amount of $1,166,200 payable 24 months after the closing date, and a secured promissory note in the amount of $570,100 payable 36 months after the closing date.

     The sale was approved by the Registrant's stockholders at a special meeting on December 20, 2001. The purchase price was determined by arms-length negotiation. The Registrant's press release announcing the closing of the sale is filed herewith as Exhibit 99 and incorporated herein by reference.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements. None.

     (b) Pro Forma Financial Information. Not filed with this initial report on Form 8-K; to be filed by amendment no later than February 19, 2002.

     (c)  Exhibits.

          Exhibit 2

          Asset Purchase Agreement dated November 9, 2001, between the Registrant and Trinity Biotech plc (incorporated by reference to the Registrant's Definitive Proxy Statement filed with the Securities and Exchange Commission on November 20, 2001)

          Exhibit 99

          Press Release of the Registrant dated December 21, 2001, announcing the sale of Registrant's Hemostasis business segment


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


January 7, 2002                        XTRANA, INC.



                                       By:  /S/ TIMOTHY DAHLTORP
                                            ------------------------------------
                                            Timothy Dahltorp
                                            Chief Executive Officer
                                            Chief Financial Officer


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


                                  EXHIBIT INDEX

Exhibit                                                              Page Number

99           Press Release of the Registrant Dated                        5
             December 21, 2001, Announcing the
             Sale of the Registrant's Hemostasis Business


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


EXHIBIT 99



CONTACTS:         Timothy Dahltorp                   Carol Hill
                  Chief Executive Officer            Corporate Communications
                  (303) 466-4424                     (805) 654-0643


FOR IMMEDIATE RELEASE


               XTRANA CLOSES THE SALE OF ITS HEMOSTASIS OPERATIONS

Broomfield, CO - December 21, 2001-- XTRANA, Inc. (OTCBB:XTRN) announced today that it has closed the sale of the assets of its Hemostasis business to Trinity Biotech plc (NASDAQ:TRIB) for $6,250,000 in cash and secured notes.

Completion of the sale was subject to a number of closing conditions, including the approval of a majority of Xtrana's stockholders. At a Special Meeting of Xtrana stockholders held on December 20, the transaction was overwhelmingly approved.

Timothy Dahltorp, Xtrana's chief executive officer, commented, "The sale of the Hemostasis operations is a very important step forward for our nucleic acid diagnostics business. Not only will it provide the capital necessary to support the development and commercialization of our nucleic acid technologies, but it also clarifies our market identity and allows us to focus all of our efforts on our cutting edge genomics technologies."

Xtrana's mission is to simplify the analysis of DNA/RNA, so that nucleic acid based detection systems can be utilized in point-of-care, point-of-service applications. The proprietary assays developed by Xtrana are designed to be easy to use outside of a traditional molecular biology laboratory at a cost per test that is competitive with existing rapid test technologies. These diagnostic tests are intended for use in drug discovery, detection of environmental and food contaminants, forensics and identity testing, human and animal diseases, genetic predisposition to disease, and other applications. The Company's first commercial nucleic acid product is Xtra Amp(TM), DNA or RNA extraction kits that enable high throughput extraction in as little as 3 minutes, versus competing technologies that can take 30 minutes to 3 hours. To learn more about Xtrana, visit the Company's website at www.xtrana.com.

This Press Release contains forward-looking statements (identified by the words "estimate," "anticipate," "expect," "believe," and similar expressions), which are based upon management's current expectations and speak only as of the date made. These forward-looking statements are subject to risks, uncertainties and factors that could cause actual results to differ materially from the results anticipated in the forward-looking statements and include, but are not limited to, competitors' pricing strategies and technological innovations, changes in health care and government regulations, litigation claims, foreign currency fluctuation, product acceptance, as well as other factors discussed in the Company's last Report on Form 10-KSB.

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